As filed with the Securities and Exchange Commission on March 31, 2015
Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GASLOG PARTNERS LP
(Exact Name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	98-1160877 (I.R.S. Employer Identification Number)

Gildo Pastor Center
7 Rue du Gabian
MC 98000, Monaco
(Address, including Zip Code, of Principal Executive Offices)

GasLog Partners LP 2015 Long-Term Incentive Plan
(Full title of the plan)

Mr. Donald J. Puglisi
Managing Director
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
+1-302-738-6680
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Nicola Lloyd, General Counsel
Gildo Pastor Center 7 Rue du Gabian MC 98000, Monaco
Telephone: +377 97 97 51 15 Facsimile: +377 97 97 51 24

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common units representing limited partner interests	241,447	$23.85	$5,758,510.95	$669.14

(1)
This Registration Statement covers 241,447 common units representing limited partner interests (the “Units”), of GasLog Partners LP (the “Partnership”), authorized to be offered and sold pursuant to the Partnership’s 2015 Long-Term Incentive Plan, as may be amended from time to time (the “Plan”). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminable number of additional Units as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(2)
Estimated solely for calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act. The price per Unit is estimated based on the average of the high and low trading prices per Unit on March 25, 2015, as reported by the New York Stock Exchange.

EXPLANATORY NOTE

Except as specifically noted, “the Partnership,” “we,” “us,” “our” and similar words in this Registration Statement refer to GasLog Partners LP. Also, in this Registration Statement, “$” refers to U.S. dollars.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Partnership are incorporated by reference into the Registration Statement and made a part hereof:

(a)	the Partnership’s Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Commission on February 17, 2015; and

(c)
the description of the Partnership’s common units which is contained in the Partnership’s Registration Statement on Form 8-A (File No. 001-36433), filed with the Commission on April 30, 2014, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Partnership with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Our reports on Form 6-K furnished to the Commission after the date of this Registration Statement (or portions thereof) are incorporated by reference in this Registration Statement only to the extent that the forms expressly state that we incorporate them (or such portions) by reference in this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Under our First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

(1) our general partner;

(2) any departing general partner;

(3) any person who is or was an affiliate of our general partner or any departing general partner;

(4) any person who is or was an officer, director, member, fiduciary or trustee of any entity described in (1), (2) or (3) above;

(5) any person who is or was serving as a director, officer, member, fiduciary or trustee of another person at the request of our board of directors, our general partner or any departing general partner;

(6) our officers;

(7) any person designated by our board of directors; and

(8) the members of our board of directors.

Any indemnification under these provisions will only be out of our assets. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the Partnership Agreement.

Our Partnership Agreement requires us to reimburse the members of our board of directors for their out-of-pocket costs and expenses incurred in the course of their service to us. Our Partnership Agreement also requires us to reimburse our general partner for all expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf, and expenses allocated to us or our general partner by our board of directors.

We have also entered into indemnification agreements with our directors and officers which provide, among other things, that we will indemnify our directors and officers, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, settlements and fees that they may be required to pay in actions or proceedings which they are or may be made a party by reason of such person’s position as a director, officer, employee or other agent of the Partnership, subject to, and to the maximum extent permitted by, applicable law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit

4.1	Certificate of Limited Partnership of GasLog Partners LP(1)
4.2	First Amended and Restated Agreement of Limited Partnership of GasLog Partners LP(2)
4.3	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of GasLog Partners LP(3)
4.4	Certificate of Formation of GasLog Partners GP LLC(1)
4.5	Limited Liability Company Agreement of GasLog Partners GP LLC(1)
4.6	GasLog Partners LP 2015 Long-Term Incentive Plan
5.1	Opinion of Cozen O’Connor
23.1	Consent of Deloitte LLP
23.2	Consent of Deloitte Hadjipavlou, Sofianos and Cambanis S.A.
23.3	Consent of Cozen O’Connor (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)

(1)
Previously filed as an exhibit to GasLog Partners LP’s Registration Statement on Form F-1 (File No. 333-195109), declared effective by the Commission on May 6, 2014, and hereby incorporated by reference to such Registration Statement.

(2)
Previously filed as an exhibit to GasLog Partners LP’s Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Commission on February 17, 2015, and hereby incorporated by reference to such Report.

(3)	Previously filed as Exhibit 99.3 to GasLog Partners LP’s Report on Form 6-K, filed with the Commission on October 30, 2014, hereby incorporated by reference to such Report.

Item 9. Undertakings.

1.	The undersigned registrant hereby undertakes:

	(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with, or furnished to, the Commission by the Partnership pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Partnership’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Partnership pursuant to the foregoing provisions, or otherwise, the Partnership has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Partnership of expenses incurred or paid by a director, officer or controlling person of the Partnership in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Partnership will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 31st day of March, 2015.

GASLOG PARTNERS LP

By:	/s/ Andrew J. Orekar
Name: Andrew J. Orekar
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Andrew J. Orekar and Simon Crowe his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-8, and to any registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of March, 2015.

Signature	Title

/s/Andrew J. Orekar	Chief Executive Officer
Name: Andrew J. Orekar	(Principal Executive Officer)

/s/ Simon Crowe	Chief Financial Officer
Name: Simon Crowe	(Principal Financial and Accounting Officer)

/s/ Curtis V. Anastasio	Chairman of the Board and Director
Name: Curtis V. Anastasio

/s/ Robert B. Allardice III	Director
Name: Robert B. Allardice III

/s/ Daniel Bradshaw	Director
Name: Daniel Bradshaw

/s/ David P. Conner	Director
Name: David P. Conner

/s/ Pamela Gibson	Director
Name: Pamela Gibson

/s/ Donald J. Kintzer	Director
Name: Donald J. Kintzer

/s/ Peter G. Livanos	Director
Name: Peter G. Livanos

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the registrant’s duly authorized representative in the United States has signed this Registration Statement in the City of Newark, State of Delaware, on March 31, 2015.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Certificate of Limited Partnership of GasLog Partners LP(1)
4.2	First Amended and Restated Agreement of Limited Partnership of GasLog Partners LP(2)
4.3	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of GasLog Partners LP(3)
4.4	Certificate of Formation of GasLog Partners GP LLC(1)
4.5	Limited Liability Company Agreement of GasLog Partners GP LLC(1)
4.6	GasLog Partners LP 2015 Long-Term Incentive Plan
5.1	Opinion of Cozen O’Connor
23.1	Consent of Deloitte LLP
23.2	Consent of Deloitte Hadjipavlou, Sofianos and Cambanis S.A.
23.3	Consent of Cozen O’Connor (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)

(1)
Previously filed as an exhibit to GasLog Partners LP’s Registration Statement on Form F-1 (File No. 333-195109), declared effective by the Commission on May 6, 2014, and hereby incorporated by reference to such Registration Statement.

(2)
Previously filed as an exhibit to GasLog Partners LP’s Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Commission on February 17, 2015, and hereby incorporated by reference to such Report.

(3)	Previously filed as Exhibit 99.3 to GasLog Partners LP’s Report on Form 6-K, filed with the Commission on October 30, 2014, hereby incorporated by reference to such Report.